     As filed with the Securities and Exchange Commission on August 4, 1999

                                                    REGISTRATION NO. 333- ______

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                          ORIENTAL FINANCIAL GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

  Commonwealth of Puerto Rico                             660538893
 (State or Other Jurisdiction               (I.R.S. Employer Identification No.)
       of Incorporation)


               Hato Rey Tower, Suite 501, 268 Munoz Rivera Avenue
                           San Juan, Puerto Rico 00918
                    (Address of Principal Executive Offices)

                            ORIENTAL FINANCIAL GROUP
                        1998 INCENTIVE STOCK OPTION PLAN
                                       AND
                             ORIENTAL BANK AND TRUST
                        1996 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plans)

                             Jose Enrique Fernandez
                       Chairman of the Board of Directors,
                      President and Chief Executive Officer
                          Oriental Financial Group Inc.
                            Hato Rey Tower, Suite 501
                             268 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico 00918
                                 (787) 766-1986

                                --------------

                          (Name, Address and Telephone
                          Number, including Area Code,
                              of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
   Title of securities        Amount to be       Proposed maximum       Proposed maximum           Amount of
     to be registered         registered(1)       offering price            aggregate          registration fee
                                                    per share(2)         offering price(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share       750,000 shares(3)           $24.81(4)            $18,607,500           $5,172.89
Common Stock, par
value $1.00 per share       630,000 shares(5)           $24.81(4)            $15,630,300           $4,345.22
                                                                                                   =========

                                                                                                   $9,518.11(6)
                                                                                                   =========

------------------------------

1. This Registration Statement also covers an indeterminate number of shares of common stock, par value $1.00 per share (the "Common Stock"), that may be issued by the Company from time to time by virtue of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

2. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act.

3.       Under the Oriental Financial Group 1998 Incentive Stock Option Plan.

4. Based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on August 2, 1999.

5.       Under the Oriental Bank and Trust 1996 Incentive Stock Option Plan.

6.       Total filing fee being paid.

                                      PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

       Pursuant to the Note to Part I of Form S-8, the documents containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

       The shares of common stock, par value $1.00 per share (the "Common Stock"), of Oriental Financial Group Inc. (the "Company") to be offered and sold to the employees under the Oriental Financial Group 1998 Incentive Stock Option Plan and the Oriental Bank and Trust 1996 Incentive Stock Option Plan are being registered by the Company on this Registration Statement.


                                      PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       The Company hereby incorporates by reference the following documents:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

         2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to above, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

         3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-B filed as of January 10, 1997.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 1.02(B)(6) of the Puerto Rico General Corporation Law (the "PR-GCL") provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of members of its board of directors or governing body for breach of a director's fiduciary duties. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit.

       Article Ninth of the Company's Certificate of Incorporation, as amended, provides that the personal liability of the directors and officers of the Company for monetary damages shall be eliminated to the fullest extent permitted by the PR-GCL.

       Section 4.08 of the PR-GCL authorizes a Puerto Rico corporation to indemnify its officers and directors and to purchase and maintain insurance on behalf of its officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which such officers or directors are or may be made parties by reason of being officers or directors of the corporation. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of shareholders or otherwise.

       Section 1 of Article VII of the Company's By-laws provides that directors, officers, employees and agents of the Company shall be indemnified to the fullest extent authorized by the PR-GCL against expenses and certain other liabilities arising out of legal action brought or threatened against them for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests. Indemnification by the Company is available in a criminal action only if such person had no reasonable cause to believe that his or her conduct was unlawful.

       Section 4 of Article VII of the Company's By-laws provides that the Company may maintain insurance covering certain liabilities of officers, directors, employees and agents of the Company, whether or not the Company would have the power or would be required to indemnify them against such liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.


       Exhibit No.                    Description
       -----------                    -----------

            4.1         Oriental Financial Group 1998 Incentive Stock Option
                        Plan (incorporated by reference to the Company's
                        Definitive Proxy Statement filed with the Commission on September 29, 1998, File No. 001-12647).

            4.2         Oriental Bank and Trust 1996 Incentive Stock Option
                        Plain (incorporated by reference to the Company's
                        Definitive Proxy Statement filed with the Commission on September 19, 1997, File No. 001-12647).

       5 and 23.1*      Opinion of McConnell Valdes as to the legality of the
                        securities registered hereunder, such opinion also
                        containing the consent of McConnell Valdes.

          23.2*         Consent of PricewaterhouseCoopers LLP.

           24*          Power of attorney (included in page 5 hereof).

---------------
* Filed herewith.


ITEM 9.  UNDERTAKINGS.

       The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)         To include any prospectus required by
Section 10(a)(3) of the Securities Act.

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities, at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       That, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of San Juan, Commonwealth of Puerto Rico, on the 29th day of July, 1999.

                                    ORIENTAL FINANCIAL GROUP INC.


                                    By:   /S/ Jose Enrique Fernandez
                                              ----------------------
                                              Jose Enrique Fernandez
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints Jose Enrique Fernandez, Rafael Valladares, Andres Morgado and Jose Rafael Fernandez, each acting singly, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(a) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                         TITLE                                          DATE
             ---------                                         -----                                          ----

                                                      Chairman of the Board of
                                                             Directors,
                                                           President and
       /S/ Jose Enrique Fernandez                     Chief Executive Officer                            July 29, 1999
-------------------------------------                                                           --------------------------------
         Jose Enrique Fernandez


                                                     Senior Vice President
                                                                and
                                                             Controller
        /S/ Rafael Valladares                     (Principal Financial Officer)                          July 29, 1999
-------------------------------------                                                           --------------------------------
         Rafael Valladares


                                                              Director
-------------------------------------                                                           --------------------------------
         Pablo I. Altieri


        /S/Efrain Archilla                                    Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
          Efrain Archilla


        /S/ Julian S. Inclan                                  Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
          Julian S. Inclan


      /S/Diego Perdomo Alvarez                                Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
        Diego Perdomo Alvarez


     /S/Alberto Richa Angelini                                Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
       Alberto Richa Angelini


     /S/Emilio Rodriguez, Jr.                                 Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
       Emilio Rodriguez, Jr.


       /S/Maricarmen Aponte                                   Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
         Maricarmen Aponte


        /S/Francisco Arrivi                                   Director                                   July 29, 1999
-------------------------------------                                                           --------------------------------
         Francisco Arrivi

                                INDEX OF EXHIBITS


         Exhibit No.                Description
         -----------                -----------

            4.1         Oriental Financial Group 1998 Incentive Stock Option
                        Plan (incorporated by reference to the Company's
                        Definitive Proxy Statement filed with the Commission on September 29, 1998, File No. 001-12647).

            4.2         Oriental Bank and Trust 1996 Incentive Stock Option
                        Plain (incorporated by reference to the Company's
                        Definitive Proxy Statement filed with the Commission on September 19, 1997, File No. 001-12647).

       5 and 23.1*      Opinion of McConnell Valdes as to the legality of the
                        securities registered hereunder, such opinion also
                        containing the consent of McConnell Valdes.

            23.2*       Consent of PricewaterhouseCoopers LLP.

            24*         Power of attorney (included in page 5 hereof).

--------------
* Filed herewith.